UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2017

EXCO RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Commission File No. 001-32743

Texas	74-1492779
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

12377 Merit Drive Suite 1700 Dallas, Texas	75251
(Address of principal executive offices)	(Zip Code)

(214) 368-2084

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933

(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 20, 2017, each of B. James Ford and Samuel A. Mitchell delivered a letter to EXCO Resources, Inc. (the “Company”) stating that they each resigned from their respective positions as members of the Company’s Board of Directors (the “Board”), effective as of September 20, 2017. At the time of their respective resignations, neither Mr. Ford nor Mr. Mitchell was a member of any committee of the Board. The resignations of Mr. Ford and Mr. Mitchell were not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Section 7 – Regulation FD

Item 7.01	Regulation FD Disclosure.

On September 20, 2017, the Company issued a press release announcing the resignations of Mr. Ford and Mr. Mitchell and the payment of the interest due on its 1.5 Lien Notes (as defined below) and 1.75 Lien Term Loans (as defined below) in additional 1.5 Lien Notes and 1.75 Lien Term Loans, respectively. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

In accordance with General Instruction B.2 of Form 8-K, the information furnished pursuant to Item 7.01 (including the information in Exhibit 99.1) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Section 8 – Other Events

Item 8.01	Other Events.

On September 20, 2017, the Company made the interest payments due on its 8.0%/11.0% 1.5 Lien Senior Secured PIK Toggle Notes due 2022 (the “1.5 Lien Notes”) and its 1.75 Lien Term Loans (the “1.75 Lien Term Loans”) in the form of additional 1.5 Lien Notes and 1.75 Lien Term Loans with an aggregate principal amount of approximately $43.2 million, consisting of approximately $17.0 million aggregate principal amount of additional 1.5 Lien Notes and approximately $26.2 million aggregate principal amount of additional 1.75 Lien Term Loans, respectively.

For additional information about the indenture governing the 1.5 Lien Notes and the credit agreement governing the 1.75 Lien Term Loan, see the applicable discussions under Item 1.01 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 15, 2017, which is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release, dated September 20, 2017, issued by EXCO Resources, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXCO RESOURCES, INC.

Date: September 20, 2017	By:	/s/ Heather L. Lamparter
	Name:	Heather L. Lamparter
	Title:	Vice President, General Counsel and Secretary